Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

PELICAN FINANCIAL, INC.
(a Delaware Corporation)

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made as of the 15th day of December, 2005, by and between Pelican Financial, Inc. a Delaware corporation (the “Company”), and Stark Bank Group, Ltd. (“Shareholder”).

RECITALS

WHEREAS, Shareholder (the “Investor”) has purchased shares of the Series A Preferred Stock of the Company (the “Series A Preferred Stock”) in a private placement offering of the Series A Preferred Stock by the Company (the “Private Placement”); and

WHEREAS, the terms of the Series A Preferred Stock and of the Private Placement provide, among other things, that the Company and each Investor shall enter into this Agreement to provide for certain arrangements with respect to the registration of the shares of the Common Stock of the Company which are issuable upon a conversion of the shares of the Series A Preferred Stock in accordance with the conversion terms of the Series A Preferred Stock; and

WHEREAS, the Company and Shareholder accordingly desire to enter into this Agreement, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agrees as follows:

1.             Registration Rights.  The Company and Shareholder covenant and agree as follows:

1.1           Definitions.  For purposes of this Paragraph 1:

(a)           The terms “register”, “registered”, and “registration” each refer to a registration effected by preparing and filing a registration statement under the Securities Act and the declaration or ordering of effectiveness of such registration statement by the SEC.

(b)           The term “Registrable Securities” means the shares of the Common Stock of the Company issued or issuable upon a conversion of the shares of the Series A Preferred Stock (the “Series A Preferred Stock”) in accordance with the terms of the Series A Preferred Stock, excluding in all cases, however, any Registrable Securities which have been previously sold by a person or entity in a transaction in which such person’s or entity’s rights under this Section 1 are not assigned or pursuant to an effective registration statement or pursuant to an exemption from the registration requirements under the Securities Act and any Registrable Securities that are eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

(c)           The term “Holder” means any person or entity owning or having the right to acquire Registrable Securities or any permitted assignee thereof in accordance with Section 1.10 hereof.

(d)           The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any other registration form under the Securities Act which permits inclusion or incorporation of substantial information by reference to other documents previously filed by the Company with the SEC.

(e)           The term “Securities Act” means the United States Securities Act of 1933, as amended.

(f)            The term “SEC” means the United States Securities and Exchange Commission.

1.2.          Company Demand and Piggy Back Registration.

(a)           Demand Registration.

                                (i)            Holders shall be entitled to one demand registration right (a “Demand Registration”) under the 1933 Act covering all or part of the Registrable Securities as Holders may request, commencing on or after October 1, 2006, provided, however, that Holders may exercise such right only in the event that they shall have converted all their Series A Preferred Stock into Common Stock.  Any such registration right shall be exercised by a majority of the Holders consenting to and giving notice thereof to the Company.  Upon receipt of such notice the Company shall, (i) promptly give written notice of the proposed registration to all Holders; and (ii) as expeditiously as possible, prepare and file a registration statement covering the number of Registrable Securities requested by the Holders, together with all or such portion of Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within Twenty (20) days after receipt of such written notice from the Company and shall use its reasonable efforts to cause such registration statement to become effective and remain open for a period not to less than one hundred twenty (120) days.  The Company shall be required to effect only one Demand Registration on behalf of all of the Holders.

                                                                (ii)           In the event (i) Holders shall determine for any reason not to proceed with a registration at any time before the registration statement has been declared effective by the SEC, (ii) such registration statement is thereafter withdrawn with respect to the Registrable Securities, and (iii) Holders shall agree to bear its own expenses incurred in connection therewith and to reimburse the Company for such expenses incurred by the Company attributable to the registration of the  Registrable Securities, Holders shall not be deemed to have exercised a right to require the Company to register the Shares pursuant to this Section at the expense of the Company.

(b)           Piggy-Back Registration.  If at any time after October 1, 2006, the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders (a “Selling Securityholder”) of any class of equity security (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company’s existing securityholders), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a “Piggy-Back Registration”); provided, however, that Holders may exercise such right only in the event that they shall have converted all their Series A Preferred Stock into Common Stock.  The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as those of the Selling Securityholder or the Company, as the case may be, and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2(b) by giving written notice to the Company of its request to withdraw prior to the effective date of such registration statement.  The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall give prompt notice thereof to participant Holders and shall reimburse Holders of Registrable Securities requested to be included in such Piggy-Back Registration of all reasonable out-of-pocket expenses (including counsel fees and expenses) incurred prior to such withdrawal.

(c)           Anything in this Agreement to the contrary notwithstanding, the Company shall not be required to register any Registrable Securities (and shall be entitled to suspend the availability of any registration statement and prospectus then in effect) for a period of up to 180 days after it issues the Holders a notice (“Deferral Notice”) that there exists a pending corporate development that, in the reasonable discretion of the Board of Directors, makes it appropriate to suspend the filing or availability of such registration statement and related prospectus.

1.3.          Obligations of the Company.  Whenever required under this Paragraph 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days for the purpose of attempting to sell all of the Common Stock which was registered with the SEC under the registration statement.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act.

(c)           Furnish to a Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by that Holder.

(d)           Use its reasonable best efforts to register and qualify the Common Stock covered by such registration statement under such other securities or Blue Sky laws of such states in the United States as shall be reasonably requested by the Holders of a majority of the Registrable Securities registered thereunder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in the offering shall also enter into and perform is obligations under such underwriting agreement, as provided in Section 1.6 hereof

(f)            Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (in which event the Holders agree to suspend their sales under the registration statement and prospectus until notified by the Company that it has filed an amendment to the registration statement or prospectus supplement to correct such untrue statement or omission).

1.4.          Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Paragraph 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish the Company with all such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be necessary or appropriate to effect the registration of such Holder’s Registrable Securities.

1.5.          Expenses of Company Registration.  Except as provided below in this Section 1.5, the Company shall bear and pay all expenses incurred in connection with any registration of Registrable Securities pursuant to Section 1.2 hereof for each Holder, including, without limitation, all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one legal counsel for the selling Holders selected by the Holders of a majority of the Registrable Securities which are being registered (provided, that the Company shall not be required to pay more than $5,000 in the aggregate under this Agreement for all such counsel fees and expenses), but excluding, however, underwriting discounts and commissions relating to Registrable Securities (which shall be paid by the Holders).

1.6.          Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s Common Stock, the Company shall not be required under Section 1.2 to include any holder’s Registrable Securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of shares of Registrable Securities and of the Common Stock to be sold by other shareholders in such offering exceeds the amount that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such shares which the underwriters determine in their sole discretion will not jeopardize the success of the offering (with the number of shares as so determined by the underwriters to be apportioned pro rata among the respective Holders and other selling shareholders according to the total amount of shares entitled to be included therein by each such respective Holder and other selling shareholder). For purposes of the preceding parenthetical concerning apportionment of shares among Holders and other selling shareholders, in apportioning shares to a Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners, retired partners or shareholders, and any trusts for the benefit of any of the foregoing described persons or entities shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares of Registrable Securities owned by all persons and entities included in such “Holder”, as defined in this sentence.

1.7.          No Delay of Registration.  No Holder shall have any right to obtain or seek any injunction restraining or otherwise delaying any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

1.8.          Indemnification.  In the event any Registrable Securities are included in a registration statement under this Paragraph 1:

(a)           To the extent permitted by law the Company will indemnify and hold harmless each Holder, and each person or entity, if any, who or which controls such Holder within the meaning of the Securities Act or the United States Securities Exchange Act of 1934, as amended (the “1934 Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, but only insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including in any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be started therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, or controlling person or entity, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any case or in any respect whatsoever for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based in any way upon a Violation which occurs in reliance upon and in conformity with any written information furnished expressly for use in connection with such registration by such Holder or any controlling person of such Holder.

(b)           To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person or entity, if any, who or which controls the Company within the meaning of the Securities Act or the 1934 Act, any underwriter, any other Holder selling securities under such registration statement, and any person or entity who or which controls any such underwriter or other Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons or entities may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are in any way based on reliance upon and in conformity with any written information furnished for use in connection with such registration by such Holder or any controlling person or entity of such Holder; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person or entity to be indemnified pursuant to this subsection 1.08(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.08(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided that in no event shall any indemnity under this subsection 1.08(b) exceed the gross proceeds received by such Holder from the sale of the Holder’s Registrable Securities in the offering.

(c)           Promptly after receipt by an indemnified party under this Section 1.08 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.08, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume the defense thereof with counsel mutually satisfactory to the indemnifying party and the indemnified party; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party and the indemnifying party by the counsel retained by the indemnifying party would be inappropriate, in the view of such counsel, under applicable legal ethical standards due to actual or potential differing interests between the indemnified party and the indemnifying party or any other indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the indemnifying party’s ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.08, but the omission to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.08.

(d)           If the indemnification provided for in this Section 1.08 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, action, or expense, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, action or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, action or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the statement or omission relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with this Section 1.08, the provisions in the underwriting agreement shall control to the full extent of such inconsistency.

(f)            The obligations of the Company and the Holders under this Section 1.08 shall survive the completion of any offering of Registrable Securities under a registration statement under this Paragraph 1, and otherwise.

1.9.          Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell shares of the Common Stock of the Company to the public without registration or pursuant to a registration on SEC Form S-3, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the initial public offering filed by the Company for the offering of its Common Stock to the general public; provided, however, that the Company has no obligation to make such initial public offering;

(b)           take such action as is reasonably necessary to enable the Holders to utilize SEC Form S-3 for the sale of their Registrable Securities; and

(c)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act;

provided, however, that the Company shall not be deemed to be in breach of this Section in the event that it is unable to file any report with the SEC because of any unresolved accounting issue.

1.10.        Assignment of Registration Rights.  The rights of a Holder under this Agreement may be assigned (but only with all related obligations) by the Holder to an affiliate (as defined in Rule 144 promulgated under the Securities Act) of the Holder to whom all of the Registrable Securities of the Holder have been transferred; provided the Company is within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such rights and obligations are being assigned; and provided, further, that such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Securities Act.

1.11.        “Market Stand-Off” Agreement.  Shareholder hereby agrees that, during the period of duration specified by the Company and an underwriter of the Company (such period not to exceed 180 days), following the effective date of a registration statement of the Company filed under the Securities Act with respect to the Common Stock or other securities of the Company, Shareholder shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities of the Company held by Shareholder at any time during such period, except only shares of Common Stock of the Company held by the Shareholder and which are included in such registration statement; provided however, that all executive officers and directors of the Company and all other persons or entities with registration rights (whether or not pursuant to this Agreement) are required by the underwriter to enter into similar agreements.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities held by Shareholder (and the shares or securities of every other person or entity subject to the foregoing restriction) until the end of such period.

1.12.        Termination of Registration Rights.  No Holder shall be entitled to exercise or shall otherwise have any rights provided for in this Paragraph 1 after December 31, 2015.

2.             Miscellaneous.

2.1.          Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees or assignees of the Series A Preferred Stock or the Registrable Securities).

2.2.          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Iowa, but without regard to provisions thereof relating to conflicts of law.

2.3.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.4.          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.5.          Notices.  Unless otherwise provided herein, any notice required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereto, or at such either address as such party may designate by ten (10) days advance written notice to the other party.

2.6.          Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term or this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Series A Preferred Stock and Registrable Securities then outstanding, except that this Agreement may be amended to include as parties hereto all holders of Common Stock of the Company on the date hereof (the “Common Holders”) by a written instrument executed by the Company and each Common Holder electing to be included as a party hereto. Any amendment or waiver effected in accordance with this Section 2.6 shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

2.7.          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable is accordance with its terms.

2.8.          Entire Agreement.  This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

Pelican Financial, Inc.

By:	/s/ Charles C. Huffman
Charles C. Huffman

Its:	Chairman

	Address:	Pelican Financial, Inc.
3767 Ranchero Drive
Ann Arbor, MI 48108
Attention: Charles C. Huffman, Chief Executive Officer

SHAREHOLDER
Stark Bank Group, Ltd.

/s/ Thomas G. Schnurr
[Type or Print Name] Thomas G. Schnurr

Print Title: Chief Executive Officer

Address: Stark Bank Group Ltd.

1207 Central Avenue

P. O. Box 798

Fort Dodge, IA  50501

Attention:  Thomas G. Schnurr